EXHIBIT 10.1

July 31, 2015

VIA EMAIL

Sabby Healthcare Master Fund Ltd. &

Sabby Volatility Warrant Master Fund, LTd.

c/o Sabby Capital, LLC

10 Mountainview Road, Suite 205

Upper Saddle River, NJ 07458

Dear Sirs:

Reference is hereby made to (i) that certain Securities Purchase Agreement, dated May 6, 2015 (the “Purchase Agreement”) by and between Abeona Pharmaceuticals, Inc., a Delaware corporation (f/k/a PlasmaTech Biopharmaceuticals, Inc.) (the “Company”) and each of Sabby Healthcare Master Fund Ltd. (“Sabby Healthcare”) and Sabby Volatility Warrant Master Fund, Ltd. (“Sabby Volatility”), and (ii) those certain Common Stock Purchase Warrants issued by the Company to each of Sabby Healthcare and Sabby Volatility on May 6, 2015 (collectively, the “Warrants”).

For good and valuable consideration, the receipt and sufficiency of which the parties to this Letter Agreement hereby acknowledge, the parties to this Letter Agreement agree as follows:

1.          That Section 4.12 of the Purchase Agreement is hereby deleted in its entirety from the Purchase Agreement and is no further force or effect and the Company shall be permitted to engage in Variable Rate Transactions (as defined in the Purchase Agreement) and no other agreement between the parties shall otherwise prohibit the Company from engaging in Variable Rate Transactions; and

2.           That Section 2(b) of each of the Warrants is hereby amended in its entirety to read as follows:

“Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $8.00, subject to adjustment hereunder (the “Exercise Price”).”

3.           Except as expressly set forth in this Letter Agreement, the Purchase Agreement and each of the Warrants remain in full force and effect in accordance with their respective terms.

4.          The Company agrees to announce the terms of this Letter Agreement by filing a Current Report on Form 8-K with the Securities and Exchange Commission by 9:00am (NY time) on August 3, 2015.

5.          This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Facsimile or .pdf copies of signed signature pages shall be binding originals.

If the foregoing accurately represents your agreement and understanding, please sign below where indicated and return a copy of this Letter Agreement to the undersigned.

Very truly yours,

/s/ Jeffrey B. Davis

Jeffrey B. Davis

Chief Operating Officer

AGREED AND ACCEPTED:

Sabby Healthcare Master Fund Ltd.

By: /s/ Robert Grundstein

Title: Robert Grundstein, COO of IM

Dated: July 31, 2015

Sabby Volatility Warrant Master Fund, Ltd.

By: /s/ Robert Grundstein

Title: Robert Grundstein, COO of IM

Dated: July 31, 2015